EXHIBIT 23 (H)(9)
                                                               -----------------

                      AMENDMENT TO ADMINISTRATION AGREEMENT
                       RELATING TO THE DLB HIGH YIELD FUND

                                   Appendix A

As of April 1, 2000, this Appendix A forms a part of the Administration Agreement dated as of June 1, 1999 (the "Agreement") between Investors Bank & Trust Company and The DLB Fund Group. As of April 1, 2000, this Appendix A supercedes any previous versions of said Appendix.

Portfolios
----------

The DLB Fixed Income Fund
The DLB Global Small Capitalization Fund
The DLB Enterprise III Fund
The DLB Value Fund
The DLB Disciplined Growth Fund
The DLB Growth Fund
The DLB Micro Capitalization Fund
The DLB Stewart Ivory International Fund
The DLB Stewart Ivory Emerging Markets Fund
The DLB High Yield Fund



                                                THE DLB FUND GROUP


                                                By:________________________
                                                Name:
                                                Title:


                                                INVESTORS BANK & TRUST COMPANY


                                                By:________________________
                                                Name:
                                                Title:

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